EXHIBIT 99.1

BEECHPORT                                                ITEC [logo]
CAPITAL CORP. [logo]

THURSDAY, OCTOBER 4, 2002 8:30 A.M. EASTERN TIME

PRESS RELEASE

Source:  ITec Environmental Group

BEECHPORT CAPITAL CORPORATION'S NEW NAME REFLECTS COMPANY'S GROWTH

OAKDALE, CA - At a special September 27, 2002 meeting of the shareholders of Beechport Capital Corp., (OTCBB: BEAH), the Company authorized changing its name by merging into its wholly-owned subsidiary ITec Environmental Group, Inc. thus changing the domicile of the Company from Colorado to Delaware. The shareholder vote puts an official stamp of approval on efforts to position the company for growth and leadership in the 21st Century recycling industry and band together the Company with its wholly-owned subsidiaries ITec Environmental Systems, Inc. and ITec Management Corp. and its recycling facilities division, ITec Environmental Recycling Services.

"Beechport Capital Corp. no longer reflected who we've become as a company," said Gary De Laurentiis, President. "Our new name has created a sharper brand presence among our customers and investors and a better recognized name as a leader in this industry."

"I'm grateful for the strong shareholder support toward our efforts to move our company to the next level of growth and success in the recycling industry, "De Laurentiis said.

While the name change and domicile change is effective immediately, the leadership, management and operations remain intact.

ABOUT ITEC ENVIRONMENTAL GROUP

The Company is engaged in the business of recycling used plastic containers, including those contaminated with motor oil and pesticides. The Company's ECO2TM System grinds the containers into plastic "flakes" which are cleaned and processed into uncontaminated, odor-free pellets suitable for new plastic products.

The Company's principal business activities are conducted through two operating subsidiaries: ITec Environmental Systems, Inc. (ITec), and ITec Management Corporation (ITecMC). The Company will create plastic recycling plant "divisions", which will operate as joint ventures or partnerships, with the Company owning the majority interest in each recycling plant. The Company plans include building plants throughout the United States.
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ITec Environmental Systems, Inc. is responsible for sales of the Company's
ECO2TM System.   Additionally, ITec also sells all the related auxiliary
equipment for the ECO2TM System, including granulators for motor oil container recovery programs, and provides services for the transportation of motor oil containers to the processing facilities. ITec is implementing these programs in California and Europe.

The Company expects that its first ECO2TM Gen-2 System will be installed in Rome, Italy in early November 2002 and that two ECO2TM Gen-1 Systems will be installed in a facility to be leased by the Company in Riverbank, California in October 2002

ITec Management Corp. will be responsible for the management of each recycling plant. This includes the design, construction and operations of each recycling plant, central purchase of raw materials and the resale of the finished product Income from each division will be derived from management fees. ITecMC will train plant managers and key personnel required for each plant.

The plant divisions will recycle Post Consumer High-Density Polyethylene (HDPE) and Polyethylene Terephthalate (PET) plastics and sell clean extruded pellets and/or end-use products in the after market.


SAFE HARBOUR STATEMENT

This press release contains certain "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1965, including statements concerning the anticipated delivery dates. This news release also contains forward-looking statements within the meaning of Section 37A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual events or results may differ materially from those referred to in such statements. The company relies on third-party vendors to manufacture its system, not yet introduced commercially. Risks and assumptions include, but are not limited to, the ability of its vendors to manufacture and deliver a successful commercial version of its principal product, as well as the company's ability to generate customer demand, to achieve acceptable pricing, to respond to competition, to manage growth, to make timely payment on it outstanding obligations, and to manage regulatory and legislative developments that affect its system.